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                                                                     EXHIBIT 4.1

                      Certificate Evidencing Listed Shares
               Representing Limited Liability Company Interests in
                          KINDER MORGAN MANAGEMENT, LLC

No.______                                             ____________ Listed Shares

         KINDER MORGAN MANAGEMENT, LLC, a Delaware limited liability company (the "Company"), hereby certifies that _________________________________________
(the "Holder") is the registered owner of ___________________ Listed Shares representing limited liability company interests in the Company (the "Listed Shares") transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Listed Shares are set forth in, and this Certificate and the Listed Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of KINDER MORGAN MANAGEMENT, LLC, as amended, supplemented or restated from time to time (the "Agreement"). Copies of the Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at One Allen Center, Suite 1000, 500 Dallas Street, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meaning given to them in the Agreement.

         The Holder, by accepting this Certificate, is deemed to have (i) executed and agreed to comply with, and to become bound by, the Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Agreement, (iii) appointed any Person duly authorized by the Board of Directors to act as the true and lawful representative and attorney-in-fact of the Holder, in the name, place and stead of the Holder, to make, execute, sign, deliver and file (a) any amendment of the Organizational Certificate, (b) any amendment to the Agreement, including any amendment to the Exchange Provisions and the Purchase Provisions, made in accordance with the terms of the Agreement, and (c) all such other instruments, documents and certificates that may from time to time be required by Law to effectuate, implement and continue the valid and subsisting existence of the Company or for any other purpose consistent with the Agreement and the transactions contemplated thereunder; (iv) given the powers of attorney provided for in the Agreement; and (v) made the waivers and given the consents and approvals contained in the Agreement.

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         This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent of the Listed Shares.

Dated:
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Countersigned and Registered by:            KINDER MORGAN MANAGEMENT, LLC

EQUISERVE TRUST COMPANY, N.A.
as Transfer Agent and Registrar             By:
of the Listed Shares                            -------------------------------
                                                     Authorized Officer

By:                                         By:
   ----------------------------------           -------------------------------
         Authorized Signature                        Authorized Officer


                            [Reverse of Certificate]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:


TEN COM - as tenants in common          UNIF GIFT MIN ACT - ....................
TEN ENT - as tenants by the entireties                      (Cust)       (Minor)
JT TEN -  as joint tenants with right                        under Uniform Gifts
          of survivorship and not as                         to Act.............
          tenants in common                                              (State)

   Additional abbreviations, though not in the above list, may also be used.


                                   STOCK POWER

For Value Received, _________________________________________ hereby sells, assigns and transfers unto ____________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE, AND PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE) ___________________ Listed Shares representing the limited liability company interests represented by the Certificate, and does hereby irrevocably constitute and appoint _________________________ attorney-in-fact, to transfer the said Listed Shares stock on the books of the within named Company with full power of substitution in the premises.

Dated:
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NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


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(SIGNATURE)



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(SIGNATURE)



THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY:
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